SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                        ________________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): February 15, 2000


                         EMC CORPORATION
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     (Exact name of registrant as specified in its charter)



Massachusetts                      1-9853            No. 04-2680009
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(State or other jurisdiction     (Commission        (I.R.S. Employer
of incorporation)                 File Number)       Identification No.)



35 Parkwood Drive, Hopkinton, MA                         01748
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(Address of principal executive offices)               (zip code)


Registrant's telephone number, including area code: (508)435-1000


                              N/A
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  (Former Name or Former Address, if changed since last report)


Item 5.  Other Events.

     On February 15, 2000, the Registrant announced that on March 15, 2000 (the "Redemption Date"), it will redeem all of its outstanding 3 1/4% convertible subordinated notes due 2002 (the "Notes"). The aggregate principal amount of outstanding Notes as of February 9, 2000 was $460,269,000. The Registrant will pay the redemption price of 101.3% per note on March 15, 2000 for notes not converted on or prior to March 15, 2000. Accrued and unpaid interest will be paid on March 15, 2000 to noteholders of record on March 1, 2000.

     The Notes are convertible into shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), at any time on or prior to the Redemption Date at a conversion price of $11.3275 per share. As long as the market price of the Registrant's Common Stock is greater than $11.48 per share, holders of Notes will, upon conversion, receive shares of the Registrant's Common Stock having a market value greater than the amount of cash receivable upon redemption of the Notes. On February 14, 2000, the closing price of the Registrant's Common Stock on the New York Stock Exchange was $115.0625 per share.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EMC CORPORATION



                                   By: /s/ Paul T. Dacier
                                      Paul T. Dacier
                                      Vice President and General Counsel

Date:     February 15, 2000